                                                                   Exhibit 10.01

April 22, 1999


Leslie J. Alvarez
2750 Northside Drive
Atlanta, GA 30305


Dear Ms. Alvarez:

On behalf of IA Corporation, I am pleased to offer you employment as our Chief Financial Officer. You will be reporting to Kevin Moran, Chairman, President and Chief Executive Officer at a starting salary of $175,000 per year. In addition, you are eligible for 40% bonus. The bonus amount is dependent on individual performance. During 1999, IA will guarantee $50,000 bonus payment. In addition, you will be granted a $20,000 signing bonus to be distributed five
(5) days upon receipt of signed agreement. Upon employment you will become eligible for IA's stock option grants of 100,000 shares, which are granted at the end of the quarter in which you begin working. The strike price will be determined by the closing price of the stock on May 10, 1999. The share options will vest over a three (3) year period with 30% after year 1, 30% after year 2, and 40% after year three.

IA will also work with you to include "change of control" provisions in your agreement.

Consistent with California law, your employment will be "at will" and is contingent upon your execution of the enclosed Employee Agreement. Should you accept this offer, you will become eligible for our benefits plans, the details of which are described in the enclosed materials. We would like you to begin work on May 10, 1999. Please contact my assistant Deborah Knoroski at (510) 450-6849 for new hire/benefits processing details.

The Immigration and Reform Act of 1986 require employers to verify the identity and employment eligibility of all new hires within three (3) business days of hire. To assist us in complying with this requirement, please bring the appropriate documents, as indicated on the enclosed Employment Eligibility Form, with you on your first day. The normal starting time is 8:00 - 5:00. Upon your arrival on your first day, please ask for Deborah Knoroski.

We hope you will accept this offer and welcome you in advance to IA Corporation. Kindly acknowledge acceptance of this offer by signing below and returning the original along with the executed Employee Agreement to me.

Sincerely,

/s/ Kevin D. Moran

Kevin D. Moran
Chairman, President and Chief Executive Officer

KM:dk

Accepted by:

/s/  Leslie J. Alvarez                        4/25/99
----------------------               ------------------------
Name                                           Date

                              EMPLOYEE AGREEMENT
                              ------------------

Effective:


Agreement between Leslie Alvarez, hereafter referred to as Employee and IA Corporation, hereinafter referred to as Employer.

Employer and Employee agree as follows:

1.   Employment, Complete Agreement, and Modification
     ------------------------------------------------

     Employer will employ Employee, and Employee will be employed by Employer on the terms and conditions hereafter set forth. This Agreement supersedes all previous correspondence, promises, representations, and agreements, if any, either written or oral. No provision of this Agreement may be modified except by a writing signed by both Employer and Employee. This Agreement consists of six (6) pages and Attachment A.

2.   Termination of Employment
     -------------------------

     Either party may terminate this Agreement at any time during the duration of employment, for any reason whatsoever or for no reason and without cause, upon the giving of two (2) weeks notice to the other. However, Employer may terminate this Agreement without prior notice during the first ninety (90) days of employment, and without notice after the ninety (90) days if Employee has misappropriated company property or funds. No policies or procedures of Employer or benefits provided by Employer, whether oral or written, express or implied, formal or informal, are intended, nor shall they be construed, to limit the right or ability of Employer or Employee to terminate this Agreement as set forth above. In the event Employee is terminated due to a reduction in force, severance pay, if applicable, will not reduce Employee's right to prior notice required under this paragraph. Employee's employment is and shall be "at will". Except as otherwise agreed in writing or as otherwise provided in this Agreement, upon termination of employment neither Employer nor Employee shall have any further obligation to each other.

3.   Duties and Compensation
     -----------------------

     Employee shall perform any and all duties now or hereafter assigned to Employee by Employer, as well as other tasks whether or not assigned by Employer, for a salary as may from time to time be fixed by Employer. Employee's salary will constitute the full and exclusive monetary consideration and compensation for all services performed by Employee, and for the performance of all his or her promises and obligations hereunder.

     Employee's salary may be increased or decreased from time to time by Employer, in Employer's sole discretion, without violating this Agreement.

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4.   Other Compensation
     ------------------

     Any additional compensation awarded to Employee (whether by way of bonus payment, opportunity to acquire stock, or any other form of additional compensation) shall rest in the sole discretion of the Board of Directors of Employer, and Employee shall not earn or accrue any right to any such additional compensation by reason of his or her employment hereunder.

     Employee's other compensation may be increased or decreased by Employer, in Employer's sole discretion without violating this Agreement.

5.   Rules and Regulations
     ---------------------

     Employee will abide by Employer's rules and regulations, and practices concerning vacation, sick leave, and other terms and conditions of employment, as they may from time to time be adopted or modified.

6.   Employee Benefit Plans
     ----------------------

     Employer may adopt, or continue in force, benefit plans for the benefit of all of its employees or only certain of its employees. Such benefit plans may include, as examples only, group life insurance, medical insurance, 401K, and profit sharing plans. Employer, in its sole discretion, may increase or decrease the benefits provided by such plan or plans or terminate any or all such plans at any time, and may choose not to adopt any additional plans, without violating this Agreement. Employee's rights under any benefit plans now in force or later adopted by Employer shall be governed solely by the terms of such plans.

7.   Expenses
     --------

     Employer will reimburse Employee for all substantiated reasonable travel and out-of-pocket expenses incurred in accordance with Employer's travel policy.

     If Employer pays for relocation of Employee, and Employee resigns the employ of Employer within one (1) year of such relocation, Employee shall, within ten (10) days of his or her resignation, pay to Employer any moving expenses related to such relocation previously paid or reimbursed by Employer.

8.   Noncompetition by Employee during Employment
     --------------------------------------------

     During his or her employment, Employee shall not, directly or indirectly, engage or participate in any business that is in competition with the business of Employer. This prohibition shall not include ownership by Employee of less than one percent (1%) of the outstanding stock in a publicly traded corporation.

9.   Duty to Devote Full Time and Avoid Conflict of Interest
     -------------------------------------------------------

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     During his or her employment, Employee shall devote full-time efforts to his or her duties as an Employee of the Employer. Employee will not, directly or indirectly, engage or participate in any activities during the period of employment in conflict with the best interests of Employer.

10.  Inventions Belong to Employer
     -----------------------------

     Employee shall promptly disclose and assign to Employer all of Employee's right, title and interest in and to any and all ideas, inventions, discoveries or creations which are or may become legally protectable or recognized improvements, including but not limited to computer programs, algorithms, methods, manufacturing techniques, writings and other works of authorship, illustrations and pictures which Employee solely or jointly has or may in the future have conceived, made or reduced to practice or developed, in whole or part, during work time, unless the idea, invention, creation or discovery (1) does not use Employer's equipment, supplies, facilities or trade secret information; (2) was developed entirely on Employee's own time without the use of Employer's equipment, supplies or facilities; (3) does not relate to the business of Employer or to Employer's actual or demonstrably anticipated research or development; and
     (4) does not result from work Employee performs for Employer. Employee will assign to Employer inventions or creations created or discovered by Employee, or jointly by Employee and a co-employee or co-employees, on Employee's or their time if the same relate to the business of Employer or to its actual or demonstrably anticipated research or development or which results from any work performed by Employee for Employer. The foregoing Agreement is binding upon Employee's heirs, representatives and assignees.

     Pursuant to the above, Employee will execute and deliver to Employer or its attorneys without additional compensation, but without expense to Employee, any and all instruments including United States and foreign patent applications, instruments to secure priority rights under the International Convention for the Protection of Industrial Property, applications for securing or registering any property rights assigned herein, and will perform any and all lawful acts which in the judgment of Employer or its attorneys may be necessary or desirable to secure or maintain for the benefit of Employer, patents or other proprietary rights in the Unites States and all foreign counties with respect to the property rights to be assigned herein.

     It is understood that the election of whether or not to file a patent application on any disclosure submitted by Employee and the manner of preparation and prosecution of any and all United States or foreign patent applications shall be wholly within the discretion of Employer, and at its expense. If Employee petitions in writing to Employer for a release of any rights hereunder granted, Employer will promptly consider and act on such petition, but is not obligated to release any of its rights.

11.  Trade Secrets and Proprietary Information of Employer
     -----------------------------------------------------

     Employee will have access to, will acquire and become acquainted with various trade secrets, confidential and proprietary information, relating to Employer's business, including but not limited to: client, employee, supplier, and distributor lists, contacts, addresses, information about employees and employee relations, training manuals and procedures, recruitment method and procedures, employment contracts, employee handbooks, information about clients and suppliers, price lists, costs and expenses, documents, budgets, proposals, financial information, inventions, patterns, processes, computer programs, manufacturing, recruitment and distribution techniques, specifications, tapes and compilations of information, all of which are owned by Employer, other parties with which Employer does business ("Third Parties") or clients of Employer and which are used in the operation of Employer's, Third Parties' and/or a client's business. Employee shall hold in strictest confidence and shall not (other than as specifically allowed in writing by Employer) disclose or use any trade secret or confidential information of Employer, directly or indirectly, or use them in any way, either during the term of Employee's employment, or at any time thereafter, except as required by Employer in the course of Employee's employment. Employee understands that the term "trade secret" or "confidential information" means all information concerning Employer, Third Parties and/or clients of Employer, or any parent, subsidiary or affiliate of Employer, Third Parties, and/or a client (including, but not limited to, information regarding the peculiarities, preferences and manner of doing business) that is not generally known to the public. All items referred to in this paragraph and similar items relating to the business of Employer, Third Parties and/or a client, whether prepared by Employee or otherwise, shall remain the exclusive property of Employer, Third Parties and/or client and shall not be removed from Employer's, Third Parties' and/or client's premises without prior written consent of Employer. Employee also agrees that the remedy at law for breach of this paragraph is inadequate and that Employer, in addition to any other remedy, can seek appropriate injunctive relief from an appropriate court or arbitrator, at its election.

12.  Confidential Information of Clients
     -----------------------------------

     All ideas, concepts, information, and written material disclosed to Employee by Employer, or acquired from a client of Employer, and all financial, accounting, statistical, personnel, and business data and plans of clients, are and shall remain the sole and exclusive property and proprietary information of the Employer, or said client, and are disclosed in confidence by Employer or permitted to be acquired from clients in reliance on Employee's agreement to maintain them in confidence and not to use or disclose them to any other person except in furtherance of Employer's business.

     The prohibitions of this paragraph shall not apply to any information which is later publicly disclosed, or is obtained by Employee in a legal manner from another source not connected with or related to Employer.

13.  Return of Information
     ---------------------

     On or before termination of employment, Employee will return to Employer all originals and copies of all of any part of:

     a.   Lists and sources of clients and suppliers;

     b.   Lists of employees;

     c.   Proposals to clients or drafts of proposals;

     d. Reports, job notes, specifications, and drawings pertaining to clients; or

     e. Any and all other things, equipment, and written materials obtained by Employee during the course of employment from Employer or from any client of Employer.

14.  Post-Employment Nonsolicitation of Clients
     ------------------------------------------

     It is understood that Employee will learn trade secrets, confidential and proprietary information as referred to in paragraphs 11 and 12 above. Use of such trade secrets, confidential and proprietary information will provide Employee with an unfair advantage over Employer, as compared to a normally competitive situation. Employee agrees that if he or she solicits business from Employer's clients and prospective clients, Employee will of necessity use such trade secrets, proprietary and confidential information, and such solicitation would be unfair. In recognition of this, Employee agrees that upon termination of employment, he or she will not engage in the conduct described below:

     a. Employee shall not solicit any clients of Employer (i.e., clients where at least a project has been conducted in the last two (2) years), or attempt to take away any business of Employer that is either under way or about to begin at the termination of employment.

     b. For a period of one (1) year following termination of employment, Employee shall not interfere or compete in any way with any proposal or other efforts of Employer, already in progress (that is, a proposal sent to or being then currently developed for a specific existing or prospective client or clients, or contemplated to be submitted to a specific existing or prospective client or clients by Employer within one (1) year) at the termination of employment.

     c. For a period of one (1) year following termination of employment, Employee shall not make use of any of his or her personal relationships or business contacts developed during the course of employment with Employer and utilized for business purposes within the two (2) years prior to termination, for the benefit of himself, herself or another, in a competitive manner with respect to the business of Employer.

     Notwithstanding the foregoing, the Employee and Employer agree that there is no restriction on Employee's right, upon termination, to send general announcements of any new employment or to contact in the same manner all potential customers of his new employment without selecting or devoting special attention (as in a, b, or c above or otherwise) to Employer's clients or prospective clients.

15.  No Solicitation of Employees
     ----------------------------

     Employee will not, either during the term of Employee's employment or at any time thereafter, attempt to solicit or influence any of Employer's employees to: (a) become employees of, or render services to, any other employer or business; (b) engage in any activity, business or undertaking not sponsored by Employer; or (c) engage in any activity contrary to or conflicting with the interests of Employer, while the Employee is employed by Employer. Employee agrees that the remedy at law for breach of this paragraph is inadequate and that Employer, in addition to any other remedy, can seek appropriate injunctive relief from an appropriate court or arbitrator, at its election.

16.  Injunctive Relief
     -----------------

     The services of Employee, as well as the trade secrets and the proprietary and confidential information of Employer are of a special, unique, unusual and extraordinary nature, which give them a unique value, the loss of which cannot reasonably or adequately be compensated for in damages in an action at law. The breach by Employee of any provision of this Agreement would cause the Employer irreparable injury and damage, the measure of which could not be adequately measured at law. Employer shall be entitled, as a matter of right, to injunctive and other equitable relief to prevent the violation of any provision of this Agreement by Employee. Employee hereby consents to the granting of such injunctive or other equitable relief. The exercise by Employer of any of its rights hereunder shall not constitute a waiver by Employer of any other rights which it may have to damages or otherwise.

17.  Severability
     ------------

     If any term or provision of this Agreement is held to be invalid or unenforceable, the remaining portions of this Agreement will continue to be valid and will be performed, construed and enforced to the fullest extent permitted by law, and the invalid or unenforceable term will be deemed amended and limited in accordance with the intent of the paries, as determined from the face of the Agreement, to the extent necessary to permit the maximum enforceability or validation of the term or provision.

18.  Agreement Binding on Others
     ---------------------------

     This Agreement is binding on the heirs, executors, administrators, and successors-in-interest of the parties hereto.

19.  Governing Law
     -------------

     This Agreement shall be construed and enforced according to the laws of the State of California, excluding its choice of law rules.

20.  Agreement Read, Understood and Fair
     -----------------------------------

     Employee has carefully read and considered the provisions of this Agreement and agrees that all of the restrictions set forth are fair and reasonable and are reasonably required for the protection of the interests of Employer. Employee acknowledges that the goodwill and value of Employer is enhanced by these provisions and that said enhancement is desired by Employee.

For Employer

                                       /s/ Leslie J. Alvarez
_____________________________          ---------------------
                                       Employee Signature

                                       1900 Powell Street, Suite 600
_______________________________        -----------------------------
Title                                  Address

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                                       Emeryville, CA  94608
_______________________________        ---------------------
Date                                   City, State, Zip

                                       (510) 450-6802
                                       ---------------------
                                       Telephone

                                       ###-##-####
                                       ---------------------
                                       Social Security #

                                       5/19/99
                                       ---------------------
                                       Date

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                                 ATTACHMENT A
                                 ------------

                       California Labor Code Section 2870


Application of provision that employee shall assign or offer to assign rights in invention to employer

(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

     (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

     (2)  Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.